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EXHIBIT 23


CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of First Capital on Form S-8 (File No. 333-9215 and File No. 33-50087) of our report dated June 13, 1999, on our audits of the consolidated financial statements and financial statement schedules of Associates Savings and Profit-Sharing Plan as of December 31, 1998 which report is in this Annual Report on Form 11-K.




                  /s/ PricewaterhouseCoopers LLP

                      PricewaterhouseCoopers LLP
Dallas, Texas
July 13, 1999